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                                                                     Exhibit (3)



           ASSURANCES LETTER CONCERNING THE AUDIT BY ARTHUR ANDERSEN


Securities and Exchange Commission
Washington, DC

May 31, 2002


Dear Sir or Madam,

Asahi & Co. has represented to Ricoh Company, Ltd. that its audit was subject to the firm's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Asahi & Co. personnel working on the audit, availability of U.S. national office consultation and availability of personnel at foreign affiliates of Asahi & Co. to conduct the relevant portions of the audit.

Very truly yours,

                                                   RICOH COMPANY, LTD.
                                                   ----------------------------
                                                   (Registrant)


                                                 BY    /s/  Zenji Miura
                                                   ----------------------------
                                                   Zenji Miura
                                                   Senior Vice President and
                                                   General Manager of
                                                   Finance & Accounting Division
                                                   Ricoh Company, Ltd.